UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2024

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 9, 2024, Olema Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) has cleared its Investigational New Drug (“IND”) application for OP-3136, a novel small molecule that potently and selectively inhibits KAT6, a validated epigenetic target that is dysregulated in breast and other cancers. A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On December 10, 2024, the Company announced updated clinical results from its ongoing Phase 1b/2 study of palazestrant in combination with CDK4/6 inhibitor (“CDK4/6i”), ribociclib in patients with estrogen receptor-positive, human epidermal growth factor receptor 2-negative (“ER+/HER2-”) advanced or metastatic breast cancer. A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On December 10, 2024, the Company made available on its website a presentation to be shared with investors and others from time to time. A copy of this presentation is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in Exhibits 99.1, 99.2, and 99.3 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

FDA Clearance of Investigational New Drug Application for OP-3136

On December 9, 2024, the Company announced that the FDA has cleared its IND application for OP-3136.

The Company expects to initiate the Phase 1 clinical trial in early 2025.

Interim Results from the Phase 1b/2 Study of Palazestrant in Combination with Ribociclib

On December 10, 2024, the Company announced updated clinical results from its ongoing Phase 1b/2 study of palazestrant in combination with CDK4/6 inhibitor, ribociclib in patients with ER+/HER2- advanced or metastatic breast cancer. Results as of a data cutoff date of September 25, 2024 will be presented at the San Antonio Breast Cancer Symposium (“SABCS”) being held December 10-13, 2024. Updated results as of a data cutoff date of November 11, 2024 are detailed below.

Enrollment

62 patients with advanced or metastatic ER+/HER2- breast cancer were treated with palazestrant (n=56 at the recommended Phase 2 dose of 120 mg once daily continuously) plus ribociclib (600 mg once daily, three weeks on treatment followed by one week off treatment).

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The majority of participants (48 (77%)) were patients who were second-line, third-line or later in treatment; 48 (77%) patients received prior endocrine therapy for metastatic breast cancer, 46 (74%) patients received prior treatment of endocrine therapy with CDK4/6i, 12 (19%) received two prior lines of treatment with CDK4/6i), and 11 (18%) patients received chemotherapy for metastatic breast cancer.
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36 (58%) patients had visceral disease; 42 (68%) patients had measurable disease at baseline. Of 60 patients whose circulating tumor DNA was assessed, 28% had activating mutations in ESR1 at baseline.

Efficacy

Palazestrant combined with ribociclib showed promising clinical activity including tumor responses, prolonged disease stabilization, and progression-free survival (“PFS”) in patients with ESR1wild-type and ESR1 activating mutations at baseline and in those previously treated with one or two lines of CDK4/6i. Efficacy data continue to mature; 30 (48%) patients remained on treatment as of the November 11, 2024 data cutoff date, and the longest duration on treatment was approximately 18 months (79 weeks) and was ongoing as of the data cutoff date of November 11, 2024.

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With a median follow-up of 12 months, the median PFS was not reached as of the data cutoff date. Across all patients, the 6-month PFS rate was 73%. In those who received prior treatment with a CDK4/6i plus an endocrine therapy, the 6-month PFS rate was 68%. The 6-month PFS rate in ESR1mutant patients was 81% and in ESR1 wild-type patients it was 70%.
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In those who were clinical benefit rate (CBR)1-eligible, the CBR was 76% (37/49) in all patients, 81% (13/16) in patients with ESR1mutations, and 74% (23/31) in ESR1wild-type patients. In patients with prior CDK4/6i treatment, the CBR was 71% (25/35), 81% (12/16) in patients with ESR1 mutations, and 65% (11/17) inESR1 wild-type patients.

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As of the data cutoff date, there were 11 responses (two confirmed complete responses, eight confirmed partial responses, and one unconfirmed partial response. Among 37 response-evaluable patients with measurable disease, the ORR was 27% (10/37). 60% of the 37 had a reduction in target lesion size.

1 CBR is the proportion of patients who remained on treatment through at least 24 weeks with a confirmed complete response or partial response, or stable disease.

Safety and Tolerability

Across 62 treated patients, the combination of up to 120 mg of palazestrant with the approved dose for metastatic disease of 600 mg of ribociclib daily was well tolerated with no new safety signals or increase in toxicity. The overall safety profile was consistent with the established safety profile of ribociclib 600 mg plus an endocrine therapy.

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Treatment with palazestrant up to 120 mg combined with ribociclib (600 mg) was well tolerated with no dose-limiting toxicities.
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The majority of treatment-emergent adverse events were Grade 1 or 2, and the severity and incidence of adverse events were consistent with the expected safety profile of ribociclib plus endocrine therapy.

Pharmacokinetics

Palazestrant did not affect ribociclib drug exposure when compared with published exposure data for single-agent ribociclib. Steady-state trough values showed no clinically significant difference between the combination and single-agent palazestrant.

Conclusions

Findings from this study support the advancement of palazestrant in combination with ribociclib into clinical development for the first-line treatment of ER+/HER2- advanced or metastatic breast cancer.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K, including the exhibits furnished herewith, regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “could,” “expect,” “will,” “may,” “goal,” “may,” “potential,” “upcoming,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the advancement of OP-3136 into clinical development, including timelines for initiation and enrollment for potential clinical studies, the combinability of OP-3136 with other drugs and potential beneficial characteristics, including but not limited to safety, tolerability, activity, efficacy and therapeutic effects of OP-3136 as a monotherapy and in combination with other drugs, potential beneficial characteristics, safety, tolerability, efficacy, and therapeutic effects of palazestrant, and the development of palazestrant, in each case, including in combination with other drugs, the potential of palazestrant to work in combination with ribociclib to suppress tumor growth or extend PFS, palazestrant in combination with ribociclib advancing into clinical development for the first-line treatment of ER+/HER2- advanced or metastatic breast cancer, the timing and likelihood of initiating clinical trials, and the timing of generating and announcing trial results, the timing and content of potential New Drug Application submissions, and commercial launch of product candidates, including the timing thereof. Because such statements deal with future events and are based on Olema’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Olema could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in Olema’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other filings and reports that Olema makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, Olema assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 9, 2024, of Olema Pharmaceuticals, Inc.
99.2	Press Release, dated December 10, 2024, of Olema Pharmaceuticals, Inc.
99.3	Investor Presentation, dated December 10, 2024, of Olema Pharmaceuticals, Inc.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC.

Date:	December 10, 2024	By:	/s/ Shane Kovacs
Shane Kovacs Chief Operating and Financial Officer